UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	November 29th, 2005

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut	06371
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 434 - 5535

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

The Registrant announced an association with DIC Entertainment (DIC), a leading children's media company. DIC has SmartMarked its new full-length animated television special INSPECTOR GADGET’S BIGGEST CAPER EVER: THE CASE OF THE FLYING LIZARD. The SmartMarked film premiered at the Cartoons on the Bay 2005 International Festival of Television Animation in Positano, Italy earlier this year.

A copy of the News Release dated November 29th, 2005 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated November 29th, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  November 29th, 2005

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

Exhibit 99.1

For Investor Relations Contact: John Caserta (877) 425-8347 usvo@blueskyir.com

DIC ENTERTAINMENT SMARTMARKS MOVIE FOR DISTRIBUTION

DIC Uses Anti-piracy Technology to Protect its New Animated Television Special

(Old Lyme, CT – November 29, 2005) - USA Video Interactive Corp. (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF) is pleased to announce an association with DIC Entertainment (DIC), a leading children's media company. DIC has SmartMarked its new full-length animated television special INSPECTOR GADGET’S BIGGEST CAPER EVER: THE CASE OF THE FLYING LIZARD. The SmartMarked film premiered at the Cartoons on the Bay 2005 International Festival of Television Animation in Positano, Italy earlier this year.

SmartMarks™ are invisible, unremovable, forensic "digital watermarks" embedded in every video frame to protect digital video from piracy. A distinctive SmartMark attribute is its ability to dynamically adapt to the complexity of the video image on a frame by frame basis; this makes it particularly suitable to the unique challenges of invisibly watermarking animated films. SmartMarks are applied in digital format but survive format changes such as analog to digital conversion, compression and transmission, even handycam recordings from theatrical display.

“SmartMarking our production gave us confidence in sending our master to a distant screening location. The process was the same as striking a dub, with no delay in our distribution schedule, and effortless to order and execute,” said Mike Maliani, Chief Creative Officer of DIC Entertainment. “SmartMarking our production protects our property, simply and easily, at a very low cost relative to the impacts of piracy on our industry. SmartMarking a production is smart business.”

SmartMarks work with existing production and distribution technology to protect copyrighted material without requiring new equipment in the distribution or playback environment. Law enforcement agencies and other authorized parties can read the SmartMarks to verify the source of any particular copy. Like embedding a forensics team inside your content, SmartMarks give enforcement agencies the proof they need to stop piracy.

“We're very pleased to be a part of DIC Entertainment's efforts to protect their property. This is another step forward in our efforts to help Hollywood and the entertainment industry, nationally and world-wide, to deter piracy,” said Edwin Molina, CEO of USVO.

With the implementation of SmartMark to protect its films from illegal copying and distribution, DIC takes an aggressive step in leading the ongoing fight against piracy. The Motion Picture Association of America currently estimates the U.S. motion picture industry loses more than $3 billion dollars annually in potential worldwide revenue due to piracy.

The film was SmartMarked at Lightning Media’s facility in Hollywood, California, using USVO's MediaSentinel Workstation. Lightning Media is a post-production company and a Certified SmartMark Anti-Piracy Provider.

About DIC Entertainment:

DIC Entertainment, a fully-integrated brand management company, is dedicated to creating, developing, producing, distributing, marketing and merchandising family-based intellectual properties. DIC has distinguished itself by building one of the largest libraries of western-style animation with approximately 2,800 half-hours of renowned programming, including Trollz™, Inspector Gadget™, Strawberry Shortcake™, Sabrina™, Madeline™, Liberty’s Kids™, Where On Earth Is Carmen Sandiego?™, Sonic The Hedgehog™, Super Mario Bros™ and  Care Bears™.  In 2003, the company launched the DIC Kid’s Network, a unique syndicated programming block designed to meet core FCC requirements and the only network for kids that reaches effectively 98% of U.S. households on over 300 stations.  As a pre-eminent supplier of kid’s programming worldwide, DIC has developed strategic partnerships with key domestic and international broadcast partners throughout North America, Europe, Asia, Latin America, Africa and Australia.  DIC is headquartered in Burbank, California with international offices in Paris, London and Cologne.

About Lightning Media:

Lightning Media services duplication and new media needs from Hi-Def and video duplication to DVD authoring and replication, audio and video compression, and internet design and development. Three full service facilities cater to a vast client base ranging from leading motion picture studios, television production companies, independent filmmakers and web video producers to film students and an array of corporate and consumer clients. For more information, visit www.lightning-media.com.

About USA Video Interactive Corp.:

USA Video Interactive Corp. (“USVO”) designs and markets technology for delivery of digital media. USVO developed its SmartMark™ digital watermarking technology to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USVO, holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 – 5535; Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact Blue-Sky Solutions, LLC, Jon Caserta, (877) 425-8347, usvo@blueskyir.com

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

The TSX Venture Exchange  has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.